Exhibit 99.1
GREAT WALL ACQUISITION CORP. ANNOUNCES DATE FOR SPECIAL MEETING
NEW YORK, NEW YORK, November 13, 2006 — Great Wall Acquisition Corp. (OTC Bulletin Board: GWAQ) announced today it has set November 30, 2006 for a special meeting of stockholders to consider and vote on its previously-announced proposed acquisition of ChinaCast Communication Holdings Limited. Stockholders of record as of November 16, the record date for the meeting, will be entitled to attend the special meeting and vote on the proposed acquisition and related proposals.
The date for the special meeting is subject to change, pending completion of U.S. Securities and Exchange Commission (SEC) review of the Company’s proxy and registration materials for the proposed transaction. Great Wall will make at least ten days’ prior public announcement of the definitive meeting date, including any change, as required by law. The meeting must be held no later than early December in order to permit Great Wall and ChinaCast to comply with Singapore securities law requirements for the transaction. If Great Wall’s proxy and registration materials are not available for distribution to meet that timetable, the proposed acquisition will not be able to be completed. Great Wall currently believes that the timetable will be met. Proxy materials relating to the proposed acquisition will be sent to stockholders once finalized.
In connection with the proposed business combination, Great Wall has filed a preliminary proxy statement/prospectus with the SEC. Investors and security holders are advised to read the proxy statement/prospectus carefully because it contains important information. Investors and security holders may obtain such materials and other documents filed by Great Wall from the SEC’s web site at www.sec.gov.
This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Great Wall and does not constitute an offer to sell or a solicitation of an offer to purchase any securities of Great Wall. Any solicitation of proxies will be made only by the proxy statement/prospectus that will be provided to Great Wall stockholders. Investors and security holders of Great Wall are urged to read the proxy material because it contains important information about Great Wall, ChinaCast and the proposed ChinaCast acquisition.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Great Wall, ChinaCast and the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Great Wall’s and ChinaCast’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the number and percentage of Great Wall stockholders voting for, against or abstaining on the proposed acquisition and/or electing conversion in accordance with Great Wall’s charter; business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which ChinaCast is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of e-learning services and content; timing, approval and market acceptance of new services and solutions; general economic conditions; geopolitical events and regulatory changes; and other relevant risks detailed in Great Wall’s filings with the SEC. The information set forth herein should be read in light of such risks. Neither Great Wall nor ChinaCast assumes any obligation to update the information contained in this press release.
About Great Wall: Based in New York City, Great Wall was incorporated in August 2003 as a blank check company whose objective is to acquire an operating business having its primary operations in the People’s Republic of China. Great Wall consummated its initial public offering in March 2004, receiving net proceeds of approximately US$23,986,000 on the sale of 4,515,975 units at US$6.00 per unit, including an over-allotment option. Each unit was comprised of one share of Great Wall common stock and two redeemable common stock purchase warrants having an exercise price of US$5.00. As of September 30, 2006, Great Wall holds approximately US$24,849,534 of those net proceeds including interest in a trust account maintained by an independent trustee which will be released upon the consummation of a qualifying business combination.
Questions and inquiries for further information may be directed to Mr. Richard Xue, Consultant to Great Wall, 660 Madison Avenue, New York, New York 10021; telephone (212) 753-0804.